SECURITIES AND EXCHANGE COMMISSIONS

Washington, D.C. 20549

Form 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT:  October 23, 2006

CCA Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

2-85538-B

(Commission File Number)

1-31643

(IRS Employer Identification Number)

200 Murray Hill Parkway, East Rutherford, New Jersey 07073

(Address of principal executive offices, zip code)

(201) 330-1400

(Registrant’s telephone number including area code)

Item 8.01 Other Events

On October 11, 2006, in the case of Ellen and Murray Swartz v. CCA Industries, Inc. in the Court of Common Pleas, Philadelphia County, all claims and cross claims against CCA Industries, Inc. were dismissed with prejudice.

A copy of the order is annexed hereto as Exhibit “A.”

There is one PPA case still pending in Louisiana, Robert Weaver v. CCA industries, Inc., et al filed in the United States District Court, Western District of Louisiana, Monroe Division.  All 12 cases of the older cases have been dismissed.)  The Weaver case is fully insured and is being defended vigorously by the Company’s insurance carrier.  Counsel has opined that the case is defensible.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 23, 2006

______CCA Industries, Inc._       __

             Registrant

By:        Ira W. Berman_____       __

             Ira W. Berman, Secretary

FROM :CCA INDUSTRIES FAX NO. :201 842 6013 Oct. 19 2006 03:32PM P4
10/19/2006 15:57 FAX 12158270635 WILSON,ELSER ET AL 004/004

060126

Exhibit "A"

ELLEN AND MURRAY SWARTZ	COURT OF COMMON PLEAS
v.	PHILADELPHIA COUNTY
	MAY TERM, 2002
AMERICAN HOME PRODUCTS CORP., et al.	NO. 01024

ORDER

AND NOW, this 11 day of Oct 2006, upon consideration of Defendant CCA Industries, Inc.'s Motion for Summary Judgment, and any and all responses thereto it is hereby **ORDERED** and **DECREED** that said Motion is **GRANTED**. All claims and cross-claims against Defendant CCA Industries, Inc. are dismissed with prejudice.

COPIES SENT PURSUANT TO Pa.R.C.P. 236(b)
OCT 13 2006
FIRST JUDICIAL DISTRICT OF PA
L. RYANT-DAVIS

BY THE COURT:

[signature] J.

UNCONTESTED

DOCKETED
OCT 11 2006
L. RYANT-DAVIS